Exhibit 10.5

SEMTECH CORPORATION

2008 LONG-TERM EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD CERTIFICATE

THIS AWARD is made this [Date] (the “Award Date”) by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Name] (the “Participant”).

R E C I T A L S

A. The Corporation has established the Corporation’s 2008 Long-Term Equity Incentive Plan (the “Plan”) in order to provide eligible persons of the Corporation with an opportunity to acquire shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).

B. The Plan Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the restricted stock award described in this Award Certificate to the Participant as compensation, as an inducement to remain in the service of the Corporation, and as an incentive for increasing efforts during such service.

NOW, THEREFORE, this Award is made on the following terms and conditions:

1. Definitions and Incorporation. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.

2. Award of Shares. Pursuant to the Plan, the Corporation hereby awards to the Participant as of the date hereof [            ] shares (the “Shares”) of the Corporation’s Common Stock (subject to adjustment in accordance with Section 7 of the Plan), which Shares are restricted and subject to forfeiture on the terms and conditions hereinafter set forth. The Participant acknowledges that the Plan Administrator may use a broker or other third party to facilitate its restricted stock award recordkeeping and agrees to comply with any administrative rules and procedures regarding restricted stock awards as may be in place from time to time. The Participant acknowledges and agrees that the Corporation may require that any Common Stock received under the Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the Corporation, and the Participant agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.

3. Rights as a Shareholder; Dividends and Voting. The Participant shall have all of the rights of a shareholder with respect to the Shares, subject to the transfer restrictions and forfeiture conditions set forth herein and in the Plan and except as otherwise provided in this Award Certificate and the Plan. These include voting rights and the right to receive cash dividends, when declared by the Board, on the Shares. Any cash dividends on the Shares shall be held by the Corporation (unsegregated as part of its general assets) until the vesting period lapses (and forfeited if the underlying Shares are forfeited), and shall be paid to the Participant as soon as practicable after such period lapses (if not forfeited).

4. Vesting; Termination of Employment.

(a) Vesting in General. Subject to Sections 4(b) and (c) below, the Shares awarded under this Award Certificate shall vest as follows:

[Insert vesting schedule]

The Participant has no right to pro-rated vesting with respect to the Award if his or her employment terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually employed by the Corporation and/or any of its Subsidiaries).

(b) Termination Following Change in Control. Notwithstanding any other provision to the contrary contained herein and subject to the provisions of Section 7 of the Plan, in the event the Participant’s employment is terminated by the Corporation without Cause (and not on account of the Participant’s death or disability), or in the event of a Constructive Termination of the Participant, in each case within twelve (12) months following a Change in Control, 100% of the total Shares shall be vested on the Termination Date (as defined in Section 4(c) below).

For purposes hereof, “Cause” shall mean that the Participant (i) has been negligent in the discharge of his or her duties to the Corporation, its Subsidiaries or any affiliate of the Corporation or its Subsidiaries (the “Semtech Group”), has refused to perform stated or assigned duties or is incompetent in or (other than by reason of disability or analogous condition) incapable of performing those duties, (ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Semtech Group; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses), (iii) has materially breached any of the provisions of any agreement with the Semtech Group, or (iv) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Semtech Group; has improperly induced a vendor or customer to break or terminate any contract with the Semtech Group; or has induced a principal for whom the Semtech Group acts as agent to terminate such agency relationship.

For purposes hereof, a “Change in Control” shall mean (i) a merger or consolidation in which the stockholders of the Corporation immediately prior to such merger or consolidation do not hold, immediately after such merger or consolidation, more than 50% of the combined voting power of the surviving or acquiring entity (or parent corporation thereof), (ii) the sale of substantially all of the assets of the Corporation or assets representing over 50% of the operating revenues of the Corporation, or (iii) any person shall become the beneficial owner of over 50% of the Corporation’s outstanding Stock or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally, or become a controlling person as defined in Rule 405 promulgated under the Securities Act.

For purposes hereof, “Constructive Termination” shall mean the Participant’s voluntary termination within one (1) year of the Participant’s knowledge of the occurrence of (i) a reduction in the Participant’s base salary after a Change in Control from the Participants’s base salary in effect immediately prior to the Change in Control, or (ii) a material or substantial reduction or change in job duties, responsibilities, and requirements after a Change in Control from the Participant’s duties, responsibilities, and requirements immediately prior to the Change in Control. A termination shall not be treated as a Constructive Termination if the Participant shall have specifically consented in writing to the occurrence of the event giving rise to the claim of Constructive Termination.

(c) Effect of Termination of Employment. If the service of the Participant with the Corporation or a Subsidiary is terminated for any reason, then the Shares (and related dividends) which have not vested as of the date of the Participant’s termination of employment (the “Termination Date”), after giving effect to any accelerated vesting under Section 4(b), shall be forfeited. Upon the occurrence of any forfeiture of Shares (and related dividends) hereunder, such unvested, forfeited Shares (and related dividends) shall be automatically transferred to the Corporation as of the Termination Date, without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Participant, by acceptance of this Award and the delivery of Shares subject to the Award, shall be deemed to appoint, and does so appoint by acceptance of this Award, the Corporation and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested, forfeited Shares (and related dividends) to the Corporation as may be contemplated by the Plan or this Award Certificate. The Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited Shares (and related dividends) to the Corporation.

5. Non-Transferability of Award. This Award is personal and, prior to the time they have become vested pursuant to Section 4 hereof or Section 7 of the Plan, neither the Shares nor any rights hereunder may be transferred, assigned, pledged or hypothecated by the Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process; provided, however that such restrictions shall not apply to transfers to the Corporation. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Participant’s unvested rights under this Award, shall be null and void.

6. Not a Contract of Employment. Nothing in this Award Certificate gives the Participant the right to remain in the employ of the Corporation or any Subsidiary or to affect the absolute and unqualified right of the Corporation and any of its Subsidiaries to terminate the Participant’s employment at any time for any reason or no reason and with or without cause or prior notice. Except to the extent explicitly provided otherwise in a then effective written employment contract executed by the Participant and the Corporation, the Participant is an at will employee whose employment may be terminated without liability at any time for any reason. By accepting this Award, the Participant acknowledges and agrees that (a) any person who is terminated before full vesting of an award, such as the one granted to the Participant by this Award Certificate, could attempt to argue that he or she was terminated to preclude vesting, (b) the Participant promises never to make such a claim, and (c) in any event, the Participant has no right to pro-rated vesting with respect to the Award if his or her employment terminates before any applicable vesting date with respect to the Award (regardless of the portion of the vesting period the Participant was actually employed by the Corporation and/or any of its Subsidiaries).

7. Tax Consequences.

(a) Tax Consultation. The Participant may suffer adverse tax consequences as a result of his or her acquisition or disposition of the Shares. The Participant has only thirty (30) days from the Award Date to file an election under Section 83(b) of the Code, if the Participant so desires. The Participant will be solely responsible for satisfaction of any taxes that may arise (including taxes arising under Section 409A of the Code) with respect to the Award. The Corporation shall not have any obligation whatsoever to pay such taxes. The Corporation has not and will not provide any tax advice to the Participant. The Participant should consult with his or her own personal tax advisors to the extent he or she deems advisable in connection with the acquisition or disposition of the Shares.

(b) Withholding. To satisfy the Participant’s United States federal and state income and payroll tax liabilities resulting from the lapse or removal of restrictions on the Shares (the “Tax Obligations”), by accepting this Award the Participant authorizes the Corporation to withhold a number of Shares that have a fair market value (determined based on the closing price of the Common Stock on the trading date preceding the date the Tax Obligations arise) equal to the aggregate amount of such Tax Obligations based on the minimum statutory withholding rates for federal and state income tax and payroll purposes that are applicable to such supplemental taxable income. In the event that the Corporation cannot satisfy such Tax Obligations by withholding and reacquiring Shares, or in the event that the Participant makes or has made an election pursuant to Section 83(b) of the Code or the occurrence of any other withholding event with respect to the Award, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such vesting of Shares or such Section 83(b) election. To the extent that the Corporation or the Participant’s employer incur any tax withholding obligations under any applicable non-U.S. law (including, without limitation, for income tax, social insurance, payroll tax, payment on account or other tax-related withholding liabilities), then, prior to the relevant taxable event, the Participant shall pay or make arrangements satisfactory to the Corporation and/or the Participant’s employer to satisfy all withholding and payment on account obligations of the Corporation and/or the Participant’s employer. The Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 7.

8. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7 of the Plan, the Plan Administrator shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 7 of the Plan or an event described in Section 7 of the Plan shall occur and the Shares are not then fully vested upon such event or prior thereto, the restrictions applicable to such Shares shall continue in effect with respect to any consideration, property or other securities received in respect of such Shares.

9. Issuance of Shares.

(a) Form of Issuance. The Corporation shall cause the Shares to be issued either (i) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Certificate, or (ii) in the form of a stock certificate or certificates representing the Shares to be registered in the Participant’s name promptly upon acceptance of the Award, provided that any such stock certificate or certificates shall be delivered to, and held in custody by, the Secretary of the Corporation or such other escrow holder as the Corporation may appoint, until the vesting restrictions lapse.

(b) Restrictive Legend. Until the vesting restrictions lapse, any stock certificates representing Shares shall have affixed thereto (and Shares issued in book entry form shall have a notation referencing) legends substantially in the following form, in addition to any other legends required by applicable federal or state laws, if any:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD CERTIFICATE FROM SEMTECH CORPORATION (THE “CORPORATION”) TO THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH CERTIFICATE.”

(c) Delivery of Shares. As vesting restrictions lapse, the Corporation shall, as applicable, either (i) remove the notations on any Shares issued in book entry form, or (ii) cause certificates for the Shares to be delivered to the Participant, free from the legend provided for in subsection (b); provided that if any law or regulation requires the Corporation to take any action with respect to such Shares before the delivery thereof, then the date of delivery of such Shares will be extended for the period necessary to complete such action.

(d) Refusal to Transfer. The Corporation shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any law or any of the provisions of this Award Certificate or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(e) Securities Law Requirements. No Shares shall be transferred if counsel to the Corporation determines that any applicable registration requirement under the Securities Act or any other applicable requirement of federal or state law has not been met.

10. Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

11. Binding Effect. This Award Certificate shall extend to, be binding upon and inure to the benefit of the Participant and the Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Sections 5 and 9 herein with respect to the transfer of this Award Certificate or any rights hereunder or of the Shares), and upon the Corporation and its successors and assigns, regardless of any change in the business structure of the Corporation, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

12. Notices. Any notice to the Company contemplated by this Award Certificate shall be in writing and addressed to it in care of its President; and any notice to the Participant shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

13. Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Participant with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

14. Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.

15. Interpretation. The interpretation, construction, performance and enforcement of the terms and conditions of this Award Certificate and the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.

16. Choice of Law; Arbitration. This Award Certificate shall be governed by, and construed in accordance with, the laws of the State of California (disregarding any choice-of-law provisions). Any dispute or disagreement regarding the Participant’s rights under this Award Certificate shall be settled solely by binding arbitration in accordance with applicable rules of the American Arbitration Association.

SEMTECH CORPORATION,
a Delaware corporation

By:
[Name]